UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2018

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number:	(IRS Employer Identification No.)

88 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices, including zip code)

408-232-7800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, VeriFone Systems, Inc. (the “Company”) announced that Paul Galant has decided to step down as Chief Executive Officer, effective at the close of the previously announced transaction with Francisco Partners (the “Transaction”).

On July 8, 2018, Mr. Galant entered into a letter agreement (the “Agreement”) governing his continuing role with the Company following the completion of the Transaction. Mr. Galant will serve as Vice Chairman of the Company and Senior Advisor to Francisco Partners for a term of one year. In consideration of his services, Mr. Galant will be entitled to a base salary and bonus during the term of the Agreement, as well as substantially the same or similar benefits as those received immediately prior to the completion of the Transaction. In the event Mr. Galant accepts full time employment as a senior-level executive, other than with the Company during the one-year term, the Agreement will automatically terminate and Mr. Galant will be deemed to have voluntarily resigned from his employment. The Agreement also extends certain non-competition, confidentiality, non-disparagement and non-solicitation provisions applicable to Mr. Galant under his current employment agreement. Notwithstanding his continuing role following completion of the Transaction, Mr. Galant will become entitled to the change-in-control benefits under his current employment agreement at the completion of the Transaction, including a cash severance payment and vesting of outstanding and unvested equity or equity-based awards as described in the Company’s Proxy Statement dated May 21, 2018. The description of the Agreement is qualified in its entirety, and should be read together with the Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01.	Other Events

Francisco Partners also announced that, following the completion of the Transaction, Mike Pulli will serve as the Chief Executive Officer of the Company. Completion of the Transaction remains subject to regulatory approval and other customary closing conditions. The Transaction is expected to close in the third quarter of 2018 as previously announced.

On July 9, 2018, the Company and Francisco Partners issued a joint press release announcing the Company’s executive leadership upon the consummation of the Merger. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company, including many factors beyond the Company’s control. These risks and uncertainties include, but are not limited to, those associated with the parties’ ability to meet expectations regarding the timing and completion of the Merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the Merger Agreement, the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all, the disruption of management’s attention from ongoing business operations due to the Merger, the effect of the announcement of the Merger on the Company’s relationships with its customers, suppliers, operating results and business generally, the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, the outcome of any legal proceedings related to the Merger, employee retention as a result of the Merger, and risks and uncertainties affecting the operations of the Company’s business, included in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and its quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 9, 2018, titled “Verifone and Francisco Partners Announce New Leadership Upon Closing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: July 9, 2018	By:	/s/ Vikram Varma
	Name:	Vikram Varma
	Title:	General Counsel and Secretary